PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated June 4, 2019)	Registration No. 333-230786

5,200,000 shares of Class A Common Stock

————————————————————
We are offering 5,200,000 shares of our Class A Common Stock (or the “Common Stock”) directly to certain institutional investors in this offering at a purchase price of $2.50 per share pursuant to this prospectus supplement and the accompanying prospectus.

The proceeds to us before expenses in this offering will be $13,000,000. We estimate the total expenses of this offering will be $910,000.

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “AREC”. On October 6, 2020, the last reported sales price for our Common Stock on The Nasdaq Capital Market was $1.62 per share.

We have retained Kingswood Capital Markets, division of Benchmark Investments, Inc. to act as our exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase shares of our common stock. The placement agent is not purchasing or selling any of our common stock offered pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$2.50	$13,000,000
Placement Agent’s Fees (1)	$0.15	$780,000
Proceeds, before expenses, to us	$2.35	$12,220,000
____________________
(1)
We will pay the placement agent a fee equal to the sum of 6.0% of the aggregate purchase price paid by the investors placed by the placement agent. We have also agreed to reimburse the Placement Agent up to $50,000 for the reasonable and accounted fees and expenses of legal counsel. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-9 of this prospectus supplement.

The Company expects to deliver the shares of Common Stock to investors on or about October 9, 2020.

KINGSWOOD CAPITAL MARKETS
division of Benchmark Investments, Inc.

The date of this prospectus supplement is October 7, 2020

Prospectus

ABOUT THIS PROSPECTUS	xvi
SUMMARY
RISK FACTORS	1
FORWARD-LOOKING STATEMENTS	1
OUR COMPANY	2
DILUTION	2
USE OF PROCEEDS	3
DESCRIPTION OF CLASS A COMMON STOCK	3
DESCRIPTION OF WARRANTS	6
DESCRIPTION OF UNITS	8
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	10
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
INDEMNIFICATION OF DIRECTORS AND OFFICERS	16
EXHIBITS	18
UNDERTAKINGS	19

Neither we nor the Placement Agent have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus together constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectuses that we have authorized for use in connection with this offering is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus titled “Incorporation of Certain Information by Reference.”

About this prospectus supplement

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

  ii

SUMMARY

This summary highlights information contained in other parts of this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus to “AREC,” the “Company,” “we,” “us” and “our” refer to American Resources Corporation.

Overview

We are a producer of primarily high-quality, metallurgical coal in eastern Kentucky. Through its wholly-owned subsidiary Quest Energy, AREC has coal mining and coal processing operations substantially all located in eastern Kentucky. A majority of our domestic and international target customer base includes blast furnace steel mills and coke plants, as well as international metallurgical coal consumers, domestic electricity generation utilities, and other industrial customers.

AREC currently has six coal mining and processing operating subsidiaries: McCoy Elkhorn Coal LLC (doing business as McCoy Elkhorn Coal Company) (McCoy Elkhorn), Knott County Coal LLC (Knott County Coal), Deane Mining, LLC (Deane Mining), Wyoming County Coal LLC (Wyoming County), Perry County Resources LLC (Perry County), and Quest Processing LLC (Quest Processing), all located in eastern Kentucky and western West Virginia within the Central Appalachian coal basin. The coal deposits under control by the Company are generally comprise of metallurgical coal (used for steel making), pulverized coal injections (used in the steel making process) and high-BTU, low sulfur, low moisture bituminous coal used for a variety of uses within several industries, including industrial customers, and specialty products.

Current Production

We achieved initial commercial production of metallurgical coal in September 2016 from our McCoy Elkhorn Mine #15 and from our McCoy Elkhorn Carnegie 1 Mine in March 2017. In October 2017 we achieved commercial production of thermal coal from our Deane Mining Access Energy Mine and from our Deane Mining Razorblade Surface Mine in May 2018. We believe that we will be able to take advantage of recent increases in U.S. and global benchmark metallurgical and thermal coal prices and intend to opportunistically increase the amount of our projected production that is directed to the export market to capture favorable differentials between domestic and global benchmark prices. We commenced operations of two out of six of our internally owned preparation plants in July of 2016 (Bevins #1 and Bevins #2 Prep Plants at McCoy Elkhorn), with a third preparation plant commencing operation in October 2017 (Mill Creek Prep Plant at Deane Mining). In late 2019 we acquired the Perry County complex. In early 2020, we idled our mines and facilities due to the adverse market effects Covid-19 global pandemic Pursuant to the definitions in Paragraph (a) (4) of the Securities and Exchange Commission's Industry Guide 7, our coal has not been classified as either “proven” or “probable” and as a result, do not have any “proven” or “probable” reserves under such definition, and our company and its business activities are deemed to be in the exploration stage until mineral reserves are defined on our properties.

Our Company Background

We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy Inc., a private company incorporated in the State of Indiana with offices at 9002 Technology Lane, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017 resulting in Quest Energy becoming a wholly-owned subsidiary of ARC. Our telephone number is (317) 855-9926 and our website address is www.americanresourcescorp.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

Implications of being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

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not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●
reduced disclosure obligations regarding executive compensation; and

●
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Accordingly, such information may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

SUMMARY OF OFFERING TERMS

Common Stock offered by the Company	5,200,000 shares of Common Stock.

Offering price per share of Common Stock	$2.50

Common Stock outstanding immediately prior to this offering(1)	31,838,495 shares

Common Stock to be outstanding immediately after this offering(1)	37,038,495 shares.

Use of proceeds
We estimate that the net proceeds from this offering will be approximately $12,090,000 after deducting Placement Agent commissions and other estimated offering expenses payable by us. The Company will use the proceeds of this offering to initiate coal production on certain permits the Company owns, act upon certain acquisition opportunities, particularly those that are in close proximity to our current operations, capital expenditures, the repayment of indebtedness outstanding, working capital, and other general corporate purposes. We have not yet made final investment decisions with respect to any of these potential projects and we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes described above.

Listing and trading symbol	“AREC”.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in our common stock.

1)
The number of shares of our Common Stock outstanding before and after the completion of this Offering is based on 31,838,495 shares of our Common Stock outstanding as of the date of this prospectus supplement, and excludes the following: :

(a)
72,895 shares of common stock issued on October 8, 2020 as the result of various warrant exercises.
RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable free writing prospectus and in the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may also materially and adversely affect our business, financial condition and results of operations.

Risks related to this offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the public offering price for our common stock in this offering is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $2.50 per share, investors purchasing shares of common stock in this offering will incur an increase in net tangible book value of .51 per share in the as adjusted net tangible book value. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Future sales of our common stock by us or our existing stockholders could cause the market price of our common stock to decline significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that such sales may occur, could reduce the market price of our common stock.

We, our executive officers and directors have entered into lock-up agreements with the Placement Agent under which we and they have agreed, subject to certain exceptions, not to sell, directly or indirectly, any shares of our common stock without the permission of the Placement Agent for a period of one hundred eighty (180) days following the date of this prospectus supplement. We refer to such period as the lock-up period. When the lock-up period expires, we, our executive officers and directors will be able to sell shares of common stock in the public market, subject to compliance with applicable securities laws restrictions. In addition, the Placement Agent may, in their sole discretion, release all or some portion of the shares of common stock subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares of common stock upon expiration of the lock-up or otherwise, the perception that such sales may occur, or early release of these agreements, could cause the market price of our common stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including any documents incorporated by reference herein) contains statements with respect to us which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We estimate the proceeds to us before expenses from this offering will be $13,000,000, based on a public offering price of $2.50 per share of Common Stock. We estimate the total expenses of this offering will be $910,000. We intend to use the net proceeds from this offering to initiate coal production on certain permits the Company owns, act upon certain acquisition opportunities, particularly those that are in close proximity to our current operations, capital expenditures, the repayment of indebtedness outstanding, working capital, and other general corporate purposes. We have not yet made final investment decisions with respect to any of these potential projects and we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes described above.

DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering. Our net tangible book value as of June 30, 2020 was approximately $(34,487,887), or $(1.29) per share.

After giving effect to the sale of 5,200,000 shares of common stock in this offering at the public offering price of $2.50 per share, and after deducting the Placement Agent commissions and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $(21,487,887)  million, or approximately $(0.78) per share of common stock, as of June 30, 2020. This represents an immediate increase in net tangible book value of approximately $0.51 per share to existing stockholders and an immediate increase in net tangible book value of approximately $0.51 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of June 30, 2020:

Public offering price per share	$2.50
Historical net tangible book value per share as of June 30, 2020	$(1.29)
Increase in net tangible book value per share after this offering	$0.51
As-Adjusted Net tangible book value per share as of June 30, 2020 after this offering	$(0.78)
Dilution per share to investors participating in this offering	$0.51

The above discussion and table excludes the following as of June 30, 2020.

(a)
The issuance of 22,714 shares of Class A Common Stock on September 18, 2020 pursuant to a conversion of $23,850.03 of convertible debt
(b)
The issuance of 1,794,164 shares of Class A Common Stock between July 6, 2020 and October 8, 2020 pursuant to warrant exercises.

To the extent that any of our outstanding options or warrants are exercised or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

CAPITALIZATION

The following table summarizes our capitalization and cash and cash equivalents as of June 30, 2020 and our capitalization as of June 30, 2020 on an as-adjusted basis, to take into account the sale of 5,200,000 shares of Common Stock in this offering at a public offering price of $2.50 per share. You should read the following table in conjunction with “Use of Proceeds” in this prospectus supplement and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus:

	As of June 30, 2020 (unaudited)
	Actual	As adjusted
Cash & Cash Equivalents	$1,618,582	$14,618,582

Long Term Debt	19,249,131	19,249,131
Reclamation Liability	14,981,814	14,981,814
Total Long Term Debt and Reclamation Liability:	$34,230,945	34,230,945

Class A Common stock, $0.0001 par value, 230,000,000 shares authorized, 27,410,512 shares issued and outstanding	2,603	2,880
Additional paid in capital	90,611,151	103,610,901
Accumulated deficit	(125,101,641)	(125,101,641)
Total stockholders’ equity (deficit)	(34,487,887)	(21,487,860)
Total capitalization	(256,942)	12,683,085

The above discussion and table excludes the following as of June 30, 2020:
(a)
The issuance of 22,714 shares of Class A Common Stock on September 18, 2020 pursuant to a conversion of $23,850.03 of convertible debt
(b)
The issuance of 1,794,164 shares of Class A Common Stock between July 6, 2020 and October 8, 2020 pursuant to warrant exercises.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

General

As of the date of this prospectus, under our amended and restated articles of incorporation, as amended, we have the authority to issue 230,000,000 shares of Class A Common Stock, par value $0.0001 per share, and 5,000,000 shares of Series A Preferred stock, par value $0.0001 per share. As of October 7, 2020, there were 31,838,495 shares of our Class A Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

We are offering 5,200,000 shares of our Common Stock.

Class A Common Stock

Each outstanding share of Common Stock entitles the holder to one vote, either in person or by proxy, on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. Subject to preferences which may be applicable to any outstanding shares of preferred stock from time to time, holders of our common stock have equal ratable rights to such dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our remaining assets after provision for payment of amounts owed to creditors and preferences applicable to any outstanding shares of preferred stock. All outstanding shares of Common Stock are fully paid and nonassessable.

PLAN OF DISTRIBUTION

Kingswood Capital Markets, division of Benchmark Investments, Inc., which we refer to as the Placement Agent, has agreed to act as the placement agent in connection with this offering. The Placement Agent is not purchasing or selling shares of common stock offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of common stock, but has agreed to use its “reasonable best efforts” to arrange for the sale of all of the common stock offered hereby. We have entered into a securities purchase agreement with the investors pursuant to which we will sell to the investors 5,200,000 shares of common stock in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into securities purchase agreements directly with investors on October 7, 2020, and we will only sell to investors who have entered into a securities purchase agreements.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement on or about October 9, 2020, subject to customary closing conditions.

We have agreed to pay the Placement Agent a fee equal to the sum of 6.0% of the aggregate purchase price paid by the investors placed by the Placement Agent. We have also agreed to reimburse the Placement Agent up to $50,000 for the reasonable and accounted fees and expenses of legal counsel.

The following table shows per common stock and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the common stock pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the common stock offered hereby:

	Per Share	Total
Offering Price	$2.50	13,000,000
Placement Agent’s Fees	$0.15	780,000
Non-accountable expense allowance (1%)	$0.025	130,000
Proceeds, before expenses, to us	$2.325	12,030,000

As of the date of this prospectus, under our amended and restated articles of incorporation, as amended, we have the authority to issue 230,000,000 shares of Class A Common Stock, par value $0.0001 per share, and 5,000,000 shares of Series A Preferred stock, par value $0.0001 per share. As of October 7, 2020, there were 31,838,495 shares of our Class A Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the common stock and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by the placement agent acting as principal. Under these rules and regulations, the Placement Agent:

●
may not engage in any stabilization activity in connection with our securities; and

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may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The Placement Agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC located at 18 Lafayette Place Woodmere, NY 11598, phone number 212-828-8436.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 1,721 shares of our Common Stock. The Placement Agent is being represented by Loeb & Loeb LLP, 345 Park Avenue, New York, NY.

EXPERTS

The consolidated financial statements of American Resources Corporation as of December 31, 2019 and 2018 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.americanresourcescorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

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our Annual Report on Form 10-K/A for the year ended December 31, 2019, filed with the SEC on June 1, 2020;

●
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on June 17, 2020;

●
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on July 23, 2020;

●
our Current Reports on Form 8-K or Form 8-K/A, filed on January 3, 2019, February 20, 2019, February 22, 2019, March 8, 2019, April 17, 2019, April 26, 2019, May 3, 2019, May 29, 2019June 5, 2019, June 11, 2019, June 14, 2019, June 17, 2019, June 18, 2019, June 27, 2019, July 22, 2019, August 13, 2019, August 21, 2019, August 27, 2019, September 6, 2019, September 9, 2019, September 13, 2019, September 25, 2019, September 27, 2019, October 1, 2019, October 3, 2019, October 11, 2019, November 8, 2019, November 18, 2019, December 9, 2019, December 31, 2019, January 15, 2020, January 28, 2020, February 24, 2020, March 6, 2020, March 13, 2020, March 23, 2020, March 27, 2020, April 2, 2020, April 2, 2020, April 8, 2020, April 13, 2020, April 14, 2020, April 17, 2020, April 24, 2020, May 13, 2020, May 14, 2020, June 2, 2020, June 8, 2020, June 11, 2020, June 19, 2020, July 6, 2020, July 8, 2020, July 20, 2020, July 24, 2020, August 10, 2020, September 17, 2020, October 1, 2020, and October 7, 2020;

●
the description of our Common Stock contained in our registration statement on Form 8-A filed on February 14, 2019 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

American Resources Corporation
Attn: Gregory Q. Jensen
9002 Technology Lane
Fishers, IN 4038
(317) 855-9926

PROSPECTUS

AMERICAN RESOURCES CORPORATION

$100,000,000

Common Stock
Warrants
Units
————————————————————

We are American Resources Corporation (“ARC” or the “Company”), a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of our Class A Common Stock, warrants and units that we may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus before you invest in any of our securities.

We may offer the securities from time through public or private transactions, and in the case of our Common Stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiate prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”.

As of April 5, 2019, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $47,912,448, which was calculated based on 11,629,235 shares of outstanding Common Stock held by non-affiliates and on a price per share of $4.12, the closing price of our Common Stock on April 5, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 1 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

————————————————————

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2019.

  xvi

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with general information regarding the securities we may offer. We will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder.

The prospectus supplement also may add, update, or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates set forth on their respective covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related “free writing prospectus.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to American Resources Corporation, a Florida corporation, and its consolidated subsidiaries.

 vi

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may also materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Factors could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus.

  vi

OUR COMPANY

Overview

We are a producer of primarily high-quality, metallurgical coal in eastern Kentucky. We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy Inc., a private company incorporated in the State of Indiana with offices at 9002 Technology Lane, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017 resulting in Quest Energy becoming a wholly-owned subsidiary of ARC. Through its wholly-owned subsidiary Quest Energy, which is an Indiana corporation founded in June 2015, ARC was able to acquire coal mining and coal processing operations, substantially all located in eastern Kentucky. A majority of our domestic and international target customer base includes blast furnace steel mills and coke plants, as well as international metallurgical coal consumers, domestic electricity generation utilities, and other industrial customers.

ARC currently has six coal mining and processing operating subsidiaries: McCoy Elkhorn Coal LLC (doing business as McCoy Elkhorn Coal Company) (McCoy Elkhorn), Knott County Coal LLC (Knott County Coal), Deane Mining, LLC (Deane Mining) and Wyoming County Coal LLC (Wyoming County), Quest Processing LLC (Quest Processing) located in eastern Kentucky and western West Virginia within the Central Appalachian coal basin, and ERC Mining Indiana Corporation (ERC) located in southwest Indiana within the Illinois coal basin. The coal deposits under control by the Company are generally comprise of metallurgical coal (used for steel making), pulverized coal injections (used in the steel making process) and high-BTU, low sulfur, low moisture bituminous coal used for a variety of uses within several industries, including industrial customers, specialty products and thermal coal used for electricity generation.

Current Production

We achieved initial commercial production of metallurgical coal in September 2016 from our McCoy Elkhorn Mine #15 and from our McCoy Elkhorn Carnegie 1 Mine in March 2017. In October 2017 we achieved commercial production of thermal coal from our Deane Mining Access Energy Mine and from our Deane Mining Razorblade Surface Mine in May 2018. We believe that we will be able to take advantage of recent increases in U.S. and global benchmark metallurgical and thermal coal prices and intend to opportunistically increase the amount of our projected production that is directed to the export market to capture favorable differentials between domestic and global benchmark prices. The Company commenced operations of two out of four of its internally owned preparation plants in July of 2016 (Bevins #1 and Bevins #2 Prep Plants at McCoy Elkhorn), with a third preparation plant commencing operation in October 2017 (Mill Creek Prep Plant at Deane Mining). Pursuant to the definitions in Paragraph (a) (4) of the Securities and Exchange Commission's Industry Guide 7, our coal has not been classified as either “proven” or “probable” and as a result, do not have any “proven” or “probable” reserves under such definition, and our company and its business activities are deemed to be in the exploration stage until mineral reserves are defined on our properties.

Our Company Background

We began our Company on October 2, 2013 and changed our name from Natural Gas Fueling and Conversion Inc. to NGFC Equities, Inc. on February 25, 2015, and then changed our name from NGFC Equities, Inc. to American Resources Corporation on February 17, 2017. On January 5, 2017, ARC executed a Share Exchange Agreement between the Company and Quest Energy Inc., a private company incorporated in the State of Indiana with offices at 9002 Technology Lane, Fishers IN 46038, and due to the fulfillment of various conditions precedent to closing of the transaction, the control of the Company was transferred to the Quest Energy shareholders on February 7, 2017 resulting in Quest Energy becoming a wholly-owned subsidiary of ARC. Our telephone number is (317) 855-9926 and our website address is www.americanresourcescorp.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus and the related prospectus supplement:

●
the net tangible book value per share of our equity securities before and after the offering;

●
the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●
the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include capital expenditures, acquisitions, the repayment of indebtedness outstanding from time to time and for working capital, and repurchases of our Common Stock or other securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF COMMON STOCK

This section describes the general terms of our Class A Common Stock, par value $0.0001 per share, which may also be referred to herein as “Common Stock”. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our Common Stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our amended and restated articles of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our Common Stock and the rights of the holders of our Common Stock are subject to the applicable provisions of the Florida Business Corporation Act, which we sometimes refer to in this section as “Florida law,” our amended and restated articles of incorporation, as amended, our bylaws, the rights of the holders of our preferred stock, if any, and the agreements described below.

Under our amended and restated articles of incorporation, as amended, we have the authority to issue 230,000,000 shares of Common Stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2019, there were 23,316,197 shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Effective January 18, 2017, we amended our articles of incorporation to create a new Series A Preferred Stock. Effective February 20, 2017, we amended our articles of incorporation to change our name to American Resources Corporation. Effective March 21, 2017, we amended our articles of incorporation to create a new Series B Preferred Stock. Effective November 8, 2018 we amended our articles of incorporation to create a new Series C Preferred Stock and modify the Series A Preferred Stock voting ratio.

The table below presents earnings per share as previously reported in our Annual Report on Form 10-K for the year ended December 31, 2018.

	Years ended December 31,
	2018	2017
Earnings Per Share
Basic and diluted:
As previously reported	$(3.69)	$(16.39)

The following description of our Common Stock, and any description of our Common Stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Florida law and the actual terms and provisions contained in our amended and restated articles of incorporation and our bylaws, each as amended from time to time.

Voting Rights

The holders of our Common Stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Florida law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast.

Dividends

Holders of our Common Stock are entitled to receive dividends if, as and when declared by the board of directors, or the Board, out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we may issue in the future, of amounts to which they are preferentially entitled, the holders of Common Stock will be entitled to share ratably in the distribution of assets to the shareholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the Common Stock. The rights of holders of Common Stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock that may be issued in the future.

Our amended and restated articles of incorporation, as amended, and bylaws do not restrict the ability of a holder of our Common Stock to transfer his or her shares of our Common Stock.

Shares of Common Stock Reserved for Issuance

As of March 31, 2019, we had reserved for issuance:

●
an aggregate of 5,957,557 shares of our Common Stock issuable upon the exercise of outstanding warrants and employee options;

Preferred Stock

Under our amended and restated articles of incorporation, as amended, we are authorized to issue up to 30,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series. We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock and, in certain instances, could adversely affect the market price of our Common Stock. As of March 31, 2019, there are no shares of preferred stock issued or outstanding.

Series A Preferred Stock

On January 18, 2017, we designated 5,000,000 shares of preferred stock as Series A Preferred Stock, par value $0.0001 per share, which may be issued from time to time by the board of directors. As of March 31, 2019, there are no shares of Series A Preferred stock issued or outstanding.

Series C Preferred Stock

On November 8, 2018, we designated 20,000,000 shares of preferred stock as Series C Preferred Stock, par value $0.0001 per share, which may be issued from time to time by the board of directors. As of March 31, 2019, there are no shares of Series C Preferred stock issued or outstanding.

Anti-takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws

As described above, our amended and restated articles of incorporation, as amended, provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. Our amended and restated articles of incorporation, as amended, and our bylaws provide that special meetings may be called only by a unanimous vote of the Board.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

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the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

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the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

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the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●
the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended and restated articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Business Corporation Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification

Both our amended and restated articles of incorporation, as amended, and bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Florida law.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AREC”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Vstock Transfer, LLC located at 18 Lafayette Place Woodmere, NY 11598, phone number 212-828-8436.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of Common Stock. The warrants may be issued independently or together with shares of Common Stock offered by this prospectus and may be attached to or separate from those shares of Common Stock.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the Common Stock purchasable upon exercise of, its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

●
the title of the warrants;

●
the aggregate number of the warrants;

●
the price or prices at which the warrants will be issued;

●
the designation, number, and terms of shares of Common Stock purchasable upon exercise of the warrants;

●
the date, if any, on and after which the warrants and the related Common Stock will be separately transferable;

●
the price at which each share of Common Stock purchasable upon exercise of the warrants may be purchased;

●
the date on which the right to exercise the warrants will commence and the date on which such right will expire;

●
the minimum or maximum amount of the warrants that may be exercised at any one time;

●
any information with respect to book-entry procedures;

●
the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;

●
any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;

●
the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●
the date on which the right to exercise the warrants begins and the date on which that right expires;

●
the material U.S. federal income tax consequences of holding or exercising the warrants; and

●
any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying Common Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of Common Stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of Common Stock. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of Common Stock covered by a warrant will be adjusted proportionately if we subdivide or combine our Common Stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●
issue capital stock or other securities convertible into or exchangeable for Common Stock, or any rights to subscribe for, purchase, or otherwise acquire Common Stock, as a dividend or distribution to holders of our Common Stock;

●
pay any cash to holders of our Common Stock other than a cash dividend paid out of our current or retained earnings;

●
issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Common Stock; or

●
issue Common Stock or additional stock or other securities or property to holders of our Common Stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the shares of Common Stock otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Common Stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

●
certain reclassifications, capital reorganizations, or changes of the Common Stock;

●
certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Common Stock; or

●
certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Stock are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of Common Stock, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants and Options

As of March 31, 2019, we had outstanding:

●
an aggregate of 5,275,727 of our Common Stock issuable upon the exercise of outstanding warrants with exercise prices ranging from $ $0.01 to $ $11.44 per share and expiration dates ranging from April 29, 2019 to January 24, 2024; and

●
an aggregate of 681,830 of our Common Stock issuable upon the exercise of outstanding employee and director options with an exercise price of $1.00 per share and an expiration date of September 10, 2025.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with Common Stock and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of Common Stock and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●
any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants,” will apply to each unit and to any Common Stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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the name or names of any underwriters;

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the respective amounts underwritten;

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the nature of any material relationship between us and any underwriter;

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the nature of the obligation of the underwriter(s) to take the securities;

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the purchase price of the securities;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any initial public offering price and the net proceeds we will receive from such sale;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any Common Stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Law Office of Clifford J. Hunt, P.A. The law firm’s principal, Clifford J. Hunt, Esquire, is the beneficial owner of 1,721 shares of our Common Stock

EXPERTS

The consolidated financial statements of American Resources Corporation as of December 31, 2018 and 2017 and for each of the years then ended incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.americanresourcescorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

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our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 3, 2019;

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our Annual Report on Form 10-KA for the year ended December 31, 2018, filed with the SEC on May 30, 2019;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 16, 2019;

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our Quarterly Report on Form 10-Q/A for the quarter end March 31, 2019 filed with the SEC on May 30, 2019;

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our Current Reports on Form 8-K or Form 8-K/A, filed on May 1, 2018, May 15, 2018, June 1, 2018, July 26, 2018, September 10, 2018, September 25, 2018, October 30, 2018, November 13, 2018, November 15, 2018, January 3, 2019, February 20, 2019, February 22, 2019, March 8, 2019, April 17, 2019, April 26, 2019, May 3, 2019 and May 29, 2019; and

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the description of our Common Stock contained in our registration statement on Form 8-A filed on February 14, 2019 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

American Resources Corporation
Attn: Gregory Q. Jensen
9002 Technology Lane
Fishers, IN 4038
(317) 855-9926

AMERICAN RESOURCES CORPORATION

5,200,000 Shares of Class A Common Stock
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Prospectus Supplement

Kingswood Capital Markets,
               a division of Benchmark Investments, Inc.